February 14, 2024

Sonoco Reports Fourth Quarter and Full Year 2023 Results

Hartsville, S.C., U.S. - Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), one of the largest sustainable global packaging companies, today reported financial results for its fourth quarter and fiscal year ended December 31, 2023.
Summary

•Achieved second best full year results for Adjusted EPS in the Company’s 125-year history
•Generated a record $883 million of operating cash flow and $600 million of Free Cash Flow in the full year of 2023
•Invested a record level of capital in the business for future growth and productivity
•Achieved record results in Operating Profit and Adjusted EBITDA in flexible packaging and record net sales in rigid paper containers in the Consumer Packaging (“Consumer”) segment
•Produced record Operating Profit margins and Adjusted EBITDA margins in Industrial Paper Packaging (“Industrial”) segment despite a low volume environment
•Expanded the Company’s flexible packaging capabilities with the acquisition of Inapel Embalagens Ltda. in Brazil
•Made further progress on strategic priorities including portfolio simplification, organic growth investments, and Environmental, Social, and Governance commitments
•Solid fourth quarter operating results driven by strong productivity offset by higher employee expenses, healthcare, and accounts receivable reserve
•Effective January 1, 2024, we integrated the flexible packaging and thermoforming packaging businesses within the Consumer segment to streamline operations, enhance customer service, and better position the business to accelerate growth

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Sonoco Reports Fourth Quarter and Year End 2023 Results - Page 2

Fourth Quarter and Year End 2023 Consolidated Results
(Dollars in millions except per share data)

	Three Months Ended			Twelve Months Ended
GAAP Results	December 31, 2023	December 31, 2022	Change	December 31, 2023	December 31, 2022	Change

Net sales	$1,636	$1,676	(2)%	$6,781	$7,251	(6)%
Operating profit	$135	$127	7%	$716	$675	6%
Net income attributable to Sonoco	$81	$97	(16)%	$475	$466	2%
EPS (diluted)	$0.82	$0.98	(16)%	$4.80	$4.72	2%

	Three Months Ended			Twelve Months Ended
Non-GAAP Results(1)	December 31, 2023	December 31, 2022	Change	December 31, 2023	December 31, 2022	Change

Adjusted operating profit	$167	$184	(9)%	$804	$920	(13)%
Adjusted EBITDA	$236	$246	(4)%	$1,067	$1,162	(8)%
Adjusted net income attributable to Sonoco (“Adjusted Earnings”)	$101	$125	(19)%	$520	$639	(19)%
Adjusted EPS (diluted)	$1.02	$1.27	(20)%	$5.26	$6.48	(19)%

(1) See the Company’s definitions of non-GAAP financial measures, explanations as to why they are used, and reconciliations to the most directly comparable GAAP financial measures later in this release.

Q4-23 (versus Q4-22):
•Net sales decreased 2% to $1.6 billion driven by lower volumes and pricing
•GAAP operating profit increased to $135 million due to lower acquisition and restructuring costs, favorable productivity, and revenue from acquisitions
•Effective tax rates on GAAP and Adjusted Earnings were 21.7% and 25.7%, respectively, in Q4 2023 compared to 1.9% and 21.3%, respectively, in Q4 2022
•GAAP net income decreased to $81 million for GAAP EPS (diluted) of $0.82
•Adjusted Earnings decreased to $101 million for Adjusted EPS (diluted) of $1.02
•Adjusted operating profit and Adjusted EBITDA decreased to $167 million and $236 million, respectively, due to lower volumes across the portfolio, unfavorable price/cost in Industrial, higher employee expenses, and higher accounts receivable reserve, which were partially offset by higher productivity and favorable price/cost in Consumer

2023 (versus 2022):
•Net sales decreased 6% year-over-year to $6.8 billion driven by lower volumes across the portfolio, partially offset by revenue from acquisitions
•GAAP operating profit increased to $716 million due to gains on divestitures and asset sales, lower acquisition and restructuring costs, favorable productivity, and revenue from acquisitions
•Effective tax rates on GAAP and Adjusted Earnings for the full year 2023 were 24.3% and 24.6%, respectively, compared with 20.7% and 23.9%, respectively, in the prior year
•Net income margin was 7.0% and Adjusted EBITDA margin was 15.7% in 2023, compared with 6.4% and 16.0% in 2022, respectively
•GAAP net income increased to $475 million for GAAP EPS (diluted) of $4.80
•Adjusted Earnings decreased to $520 million for Adjusted EPS (diluted) of $5.26
•Adjusted operating profit decreased to $804 million as lower overall volumes and unfavorable metal price overlap were partially offset by favorable productivity and revenue from acquisitions

“In 2023, Sonoco made further progress on our strategic initiatives and delivered solid financial results in a challenging macroeconomic environment,” said Howard Coker, President and Chief Executive Officer. “We achieved the second
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Sonoco Reports Fourth Quarter and Year End 2023 Results - Page 3
best year of financial results in our 125-year history. Our multi-year focus on improving and leveraging the operating model combined with our capital allocation strategy resulted in record productivity. We advanced our strategy by strengthening our portfolio with the addition of accretive acquisitions in our core businesses, and successfully divesting non-core assets.”

Coker continued, “We generated record annual operating cash flow of $883 million and free cash flow of over $600 million. We remained focused on disciplined capital allocation and a strong balance sheet, and were pleased to increase our annual dividend for the 40th straight year. I am extremely proud of the hard-working Sonoco team members who remain focused on delivering value for our customers and executing initiatives to support the Company’s continued success in the future.”

Fourth Quarter and Year End 2023 Segment Results
(Dollars in millions except per share data)

Sonoco reports its financial results in two reportable segments: Consumer and Industrial, with all remaining businesses reported as All Other.

	Three Months Ended			Twelve Months Ended
Consumer Packaging	December 31, 2023	December 31, 2022	Change	December 31, 2023	December 31, 2022	Change

Net sales	$856	$879	(3)%	$3,627	$3,768	(4)%
Segment operating profit	$83	$85	(3)%	$382	$526	(27)%
Segment operating profit margin	10%	10%		11%	14%
Segment Adjusted EBITDA[1]	$116	$114	2%	$507	$638	(21)%
Segment Adjusted EBITDA margin[1]	14%	13%		14%	17%

Q4-23 (versus Q4-22):
•Consumer net sales were $856 million as volumes continued to be impacted by lower consumer purchases for food and household products from inflationary pricing impacts
•Consumer operating profit decreased to $83 million due to lower volumes and higher accounts receivable reserve, which were partially offset by strong productivity and strategic pricing initiatives

2023 (versus 2022):
•Consumer net sales were $3.6 billion, down 4% year over year, primarily due to the previously mentioned inflationary pricing impacts on volumes and volume declines from customer retail destocking throughout the year
•Full year segment operating profit decreased to $382 million due to unfavorable volume/mix and metal price overlap of $35 million (which was a full year $105 million year-over-year difference), which was partially offset by improved productivity

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	Three Months Ended			Twelve Months Ended
Industrial Paper Packaging	December 31, 2023	December 31, 2022	Change	December 31, 2023	December 31, 2022	Change

Net sales	$593	$597	(1)%	$2,374	$2,685	(12)%
Segment operating profit	$62	$79	(22)%	$318	$328	(3)%
Segment operating profit margin	10%	13%		13%	12%
Segment Adjusted EBITDA[1]	$91	$106	(14)%	$432	$434	—%
Segment Adjusted EBITDA margin[1]	15%	18%		18%	16%

Q4-23 (versus Q4-22):
•Industrial net sales decreased 1% to $593 million due to unfavorable volume/mix, weakness in global demand for converted paper products and lower pricing, which was partially offset by higher demand in paper and revenue from acquisitions
•Continued low volumes and price/cost pressures were partially offset by improved productivity which resulted in an operating profit margin of 10% and Adjusted EBITDA margin of 15%

2023 (versus 2022):
•Industrial sales decreased 12% to $2.4 billion due to unfavorable volume and index-related pricing declines
•Segment operating profit margin and Segment Adjusted EBITDA margin increased to 13% and 18%, respectively, primarily due to the first half 2023 benefits of higher pricing and lower costs

	Three Months Ended			Twelve Months Ended
All Other	December 31, 2023	December 31, 2022	Change	December 31, 2023	December 31, 2022	Change

Net sales	$187	$200	(7)%	$780	$798	(2)%
Operating profit	$22	$20	14%	$104	$66	57%
Operating profit margin	12%	10%		13%	8%
Adjusted EBITDA[1]	$28	$26	10%	$128	$91	41%
Adjusted EBITDA margin[1]	15%	13%		16%	11%

Q4-23 (versus Q4-22):
•Net sales declined 7% due to lower volumes, primarily in temperature assured packaging as COVID-related demand declined
•Operating profit and Adjusted EBITDA improved by 14% and 10%, respectively, primarily due to positive strategic pricing and strong productivity, partially offset by lower volume

2023 (versus 2022):
•Net sales declined 2% primarily due to lower volumes
•Operating profit and Adjusted EBITDA improved by 57% and 41%, respectively, primarily due to ongoing structural improvement programs to improve profitability across this diversified collection of businesses, favorable strategic pricing initiatives, and strong productivity

1Segment and All Other Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See the Company’s reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures later in this release.

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Sonoco Reports Fourth Quarter and Year End 2023 Results - Page 5
Balance Sheet and Cash Flow Highlights

•Cash and cash equivalents were $152 million as of December 31, 2023, compared to $227 million as of December 31, 2022.
•Total debt was $3.1 billion as of December 31, 2023, a decrease of $139 million from December 31, 2022.
•On December 31, 2023, the Company had available liquidity of $1.1 billion, including the undrawn availability under its revolving credit facility.
•Cash flow from operating activities for the year ended 2023 was $883 million, compared to $509 million in the same period of 2022.
•Capital expenditures, net of proceeds from sales of fixed assets, for 2023 were $283 million, compared to $319 million for the same period last year. Capital expenditures were $363 million and net proceeds from the sale of our timberland properties were $80 million in 2023.
•Free Cash Flow in 2023 was $600 million compared to $190 million in 2022. See the Company’s definition of Free Cash Flow, the explanation as to why it is used, and the reconciliation to net cash provided by operating activities later in this release.
•Dividends paid during the fiscal year ended December 31, 2023 increased to $197 million compared to $187 million for the prior fiscal year.

Guidance(1)
First Quarter 2024
•Adjusted EPS(2): $1.05 to $1.15

Full Year 2024
•Adjusted EPS(2): $5.10 to $5.40
•Cash flow from operating activities: $650 million to $750 million
•Adjusted EBITDA: $1.05 billion to $1.10 billion

Sonoco’s President and CEO, Howard Coker stated, “In the first quarter of 2024, we expect volumes to be down over the prior year period. We also expect negative price/cost from metal price overlap and from the year-over-year Industrial comparable. For the full year, we are expecting overall sales to be up modestly and price/cost impacts to be negative, in each case compared to the prior year period. We intend to continue to aggressively manage costs and generate positive productivity while we navigate global volume uncertainties. We remain focused on executing strategic initiatives to simplify our portfolio and capture synergies from our recent acquisitions to advance Sonoco through 2024 and beyond. We look forward to providing further updates in our Investor Day, which is planned for February 22, 2024.”
(1) Although the Company believes the assumptions reflected in the range of guidance are reasonable, given the uncertainty regarding the future performance of the overall economy, the effects of inflation, the continued challenges in global supply chains, potential changes in raw material prices, other costs, and the Company’s effective tax rate, as well as other risks and uncertainties, including those described below, actual results could vary substantially. Further information can be found in the section entitled “Forward-looking Statements” in this release.

(2) First quarter and full year 2024 GAAP guidance are not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast without unreasonable efforts: restructuring costs and restructuring-related impairment charges, acquisition/divestiture-related costs, gains or losses on the sale of businesses or other, and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company’s future GAAP financial results. Accordingly, a quantitative reconciliation of Adjusted EPS guidance has been omitted in reliance on the exception provided by Item 10 of Regulation S-K.

Effective January 1, 2024, the Company will integrate its flexible packaging and thermoforming packaging businesses within the Consumer segment in order to streamline operations, enhance customer service, and better position the
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Sonoco Reports Fourth Quarter and Year End 2023 Results - Page 6
business for accelerated growth. As a result, the Company will change its operating and reporting structure to reflect the way it plans to manage its operations, evaluate performance, and allocate resources going forward. Therefore, in future reporting periods, the Company’s consumer thermoforming businesses will move from the All Other group of businesses to the Consumer segment. The Company’s Industrial segment will not be affected by these changes. As of, and for the year ended December 31, 2023, there were no changes to the manner in which the Company reviewed financial information at the segment level; therefore, these changes had no impact on our reporting structure.

Conference Call Webcast
Management will host a conference call and webcast to further discuss these results beginning at 8:30 am EDT, Thursday, February 15, 2024. The live conference call and a corresponding presentation can be accessed via the Company’s Investor Relations website at https://investor.sonoco.com. To listen via telephone, please register in advance at https://edge.media-server.com/mmc/p/owncumwd/. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the conference call and webcast will be archived on the Company’s Investor Relations website for at least 30 days.

Contact Information:
Lisa Weeks
Vice President of Investor Relations & Communications
lisa.weeks@sonoco.com
843-383-7524
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Sonoco Reports Fourth Quarter and Year End 2023 Results - Page 7
About Sonoco
Founded in 1899, Sonoco (NYSE:SON) is a global provider of packaging products. With net sales of approximately $6.8 billion in 2023, the Company has approximately 22,000 employees working in more than 310 operations around the world, serving some of the world’s best-known brands. With our corporate purpose of Better Packaging. Better Life., Sonoco is committed to creating sustainable products, and a better world, for our customers, employees and communities. The Company ranked first in the Packaging sector on Fortune’s World’s Most Admired Companies for 2022 and was also included in Barron’s 100 Most Sustainable Companies for the fourth consecutive year. For more information on the Company, visit our website at www.sonoco.com.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “anticipate,” “assume,” “believe,” “committed,” “continue,” “could,” “estimate,” “expect,” “focused,” “forecast,” “future,” “goal,” “guidance,” “likely,” “may,” “might,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “project,” “seek,” “strategy,” “will,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include statements regarding, but not limited to: the Company’s future operating and financial performance, including first quarter and full year 2024 outlook and the anticipated drivers thereof; the Company’s ability to support its customers and manage costs; opportunities for productivity and other operational improvements; pricing, customer demand and volume outlook; expected benefits from and integration efforts related to acquisitions and divestitures; the effectiveness of the Company’s strategy and strategic initiatives, including with respect to portfolio simplification and capital allocation priorities; the effects of the macroeconomic environment and inflation on the Company and its customers; and the Company’s ability to generate continued value for customers and shareholders.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.

Such risks, uncertainties and assumptions include, without limitation, those related to: the Company’s ability to execute on its strategy, including with respect to acquisitions (and integrations thereof), divestitures, cost management, productivity improvements, restructuring and capital expenditures, and achieve the benefits it expects therefrom; the operation of new manufacturing capabilities; the Company’s ability to achieve anticipated cost and energy savings; the availability, transportation and pricing of raw materials, energy and transportation, including the impact of potential changes in tariffs or sanctions and escalating trade wars, and the impact of war, general regional instability and other geopolitical tensions (such as the ongoing conflict between Russia and Ukraine as well as the economic sanctions related thereto, and the ongoing conflict in Israel and Gaza), and the Company’s ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks; the costs of labor; the effects of inflation, fluctuations in consumer demand, volume softness, and other macroeconomic factors on the Company and the industries in which it operates and that it serves; the Company’s ability to meet its environmental and sustainability goals, including with respect to greenhouse gas emissions; and to meet other social and governance goals, including challenges in implementation; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

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References to our Website Address

References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.
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Sonoco Reports Fourth Quarter and Year End 2023 Results - Page 9

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net sales	$1,635,800	$1,676,022	$6,781,292	$7,250,552
Cost of sales	1,296,148	1,362,085	5,345,638	5,810,903
Gross profit	339,652	313,937	1,435,654	1,439,649
Selling, general, and administrative expenses	200,439	173,466	741,860	707,343
Restructuring/Asset impairment charges	3,952	13,553	56,933	56,910
Gain on divestiture of business and other assets	85	—	78,929	—
Operating profit	135,346	126,918	715,790	675,396
Other income, net	2,714	—	39,657	—
Non-operating pension costs	3,888	2,822	14,312	7,073
Net interest expense	31,619	29,250	126,303	97,041
Income before income taxes	102,553	94,846	614,832	571,282
Provision for income taxes	22,275	1,797	149,278	118,509
Income before equity in earnings of affiliates	80,278	93,049	465,554	452,773
Equity in earnings of affiliates, net of tax	1,552	4,056	10,347	14,207
Net income	81,830	97,105	475,901	466,980
Net loss (income) attributable to noncontrolling interests	(588)	99	(942)	(543)
Net income attributable to Sonoco	$81,242	$97,204	$474,959	$466,437

Weighted average common shares outstanding – diluted	99,164	98,922	98,890	98,732

Diluted earnings per common share	$0.82	$0.98	$4.80	$4.72
Dividends per common share	$0.51	$0.49	$2.02	$1.92

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Sonoco Reports Fourth Quarter and Year End 2023 Results - Page 10

FINANCIAL SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net sales:
Consumer Packaging	$855,687	$879,326	$3,626,977	$3,767,956
Industrial Paper Packaging	593,080	596,582	2,374,113	2,684,563
All Other	187,033	200,114	780,202	798,033
Net sales	$1,635,800	$1,676,022	$6,781,292	$7,250,552

Operating profit:
Consumer Packaging	$82,979	$85,139	$382,063	$526,028
Industrial Paper Packaging	61,504	79,139	317,917	327,859
All Other	22,336	19,551	103,745	65,978
Corporate
Restructuring/Asset impairment charges	(3,952)	(13,553)	(56,933)	(56,910)
Amortization of acquisition intangibles	(24,182)	(20,065)	(87,264)	(80,427)
Other operating income/(charges), net	(3,339)	(23,293)	56,262	(107,132)
Operating profit	$135,346	$126,918	$715,790	$675,396

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Twelve Months Ended
	December 31, 2023	December 31, 2022

Net income	$475,901	$466,980
Net (gains)/losses on asset impairments, disposition of assets and divestiture of business and other assets	(96,606)	15,465
Depreciation, depletion and amortization	340,988	308,824
Pension and postretirement plan (contributions), net of non-cash expense	2,798	(26,712)
Changes in working capital	218,807	(328,719)
Changes in tax accounts	(40,495)	(4,372)
Other operating activity	(18,475)	77,583
Net cash provided by operating activities	882,918	509,049

Purchases of property, plant and equipment, net	(282,738)	(319,148)
Proceeds from the sale of business, net	33,237	—
Cost of acquisitions, net of cash acquired	(372,616)	(1,427,020)
Net debt (repayments)/ borrowings	(150,360)	1,518,844
Cash dividends	(197,416)	(187,093)
Payments for share repurchases	(10,617)	(4,547)
Other, including effects of exchange rates on cash	22,091	(19,151)
Purchase of noncontrolling interest	—	(14,474)
Net increase in cash and cash equivalents	(75,501)	56,460
Cash and cash equivalents at beginning of period	227,438	170,978
Cash and cash equivalents at end of period	$151,937	$227,438

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Sonoco Reports Fourth Quarter and Year End 2023 Results - Page 11

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	December 31, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$151,937	$227,438
Trade accounts receivable, net of allowances	904,898	862,712
Other receivables	106,644	99,492
Inventories	773,501	1,095,558
Prepaid expenses	113,385	76,054
	2,050,365	2,361,254
Property, plant and equipment, net	1,906,137	1,710,399
Right of use asset-operating leases	314,944	296,781
Goodwill	1,810,654	1,675,311
Other intangible assets, net	853,670	741,598
Other assets	256,187	267,597
	$7,191,957	$7,052,940
Liabilities and Shareholders’ Equity
Current Liabilities:
Payable to suppliers and other payables	$1,107,504	$1,224,556
Notes payable and current portion of long-term debt	47,132	502,440
Accrued taxes	10,641	16,905
	1,165,277	1,743,901
Long-term debt, net of current portion	3,035,868	2,719,783
Noncurrent operating lease liabilities	265,454	250,994
Pension and other postretirement benefits	142,900	120,084
Deferred income taxes and other	150,623	145,381
Total equity	2,431,835	2,072,797
	$7,191,957	$7,052,940

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Sonoco Reports Fourth Quarter and Year End 2023 Results - Page 12
Definition and Reconciliation of Non-GAAP Financial Measures
The Company’s results determined in accordance with U.S. generally accepted accounting principles (“GAAP”) are referred to as “as reported” or “GAAP” results. The Company uses certain financial performance measures, both internally and externally, that are not in conformity with GAAP (“non-GAAP financial measures”) to assess and communicate the financial performance of the Company. These non-GAAP financial measures reflect the Company’s GAAP operating results adjusted to remove amounts (including the associated tax effects) relating to:
•restructuring/asset impairment charges1;
•acquisition, integration, and divestiture-related costs;
•gains or losses from the divestiture of businesses and other assets;
•losses from the early extinguishment of debt;
•non-operating pension costs;
•amortization expense on acquisition intangibles;
•changes in last-in, first-out (“LIFO”) inventory reserves;
•certain income tax events and adjustments;
•derivative gains/losses;
•other non-operating income and losses; and
•certain other items, if any.

1 Restructuring and restructuring-related asset impairment charges are a recurring item as the Company’s restructuring programs usually require several years to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, the inherent imprecision in the estimates used to recognize the impairment of assets, and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

The Company’s management believes the exclusion of the amounts related to above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business. Non-GAAP figures previously identified by the term “Base” are now identified using the term “Adjusted,” for example “Adjusted Operating Profit,” “Adjusted Net Income” (referred to as “Adjusted Earnings”), and Adjusted Diluted Earnings Per Share (referred to as “Adjusted EPS)”.

In addition to the “Adjusted” results described above, the Company also uses Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income excluding the following: interest expense; interest income; provision for income taxes; depreciation, depletion and amortization expense; non-operating pension costs; net income attributable to noncontrolling interests; restructuring/asset impairment charges; changes in LIFO inventory reserves; gains/losses from the divestiture of businesses and other assets; other income; acquisition, integration and divestiture-related costs; derivative gains/losses; and other non-GAAP adjustments, if any, that may arise from time to time. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales.

The Company’s non-GAAP financial measures are not calculated in accordance with, nor are they an alternative for, measures conforming to GAAP, and they may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles.

The Company presents these non-GAAP financial measures to provide investors with information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. The Company consistently applies its non-GAAP financial measures presented herein and uses them for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the ultimate performance of management and each business unit against plans/forecasts. In addition, these same non-GAAP financial measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.

Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, the calculations of these non-GAAP financial measures are based on subjective
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determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.

To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in evaluating the Company’s results to review both GAAP information, which includes all of the items impacting financial results, and the related non-GAAP financial measures that exclude certain elements, as described above. Further, Sonoco management does not, nor does it suggest that investors should, consider any non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever reviewing a non-GAAP financial measure, investors are encouraged to review the related reconciliation to understand how it differs from the most directly comparable GAAP measure.

Whenever Sonoco uses a non-GAAP financial measure it provides a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors are encouraged to review and consider these reconciliations.

The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures for each of the periods presented:

Adjusted Operating Profit, Adjusted Income Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Earnings Attributable to Sonoco, and Adjusted EPS

	For the three-month period ended December 31, 2023
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$135,346	$102,553	$22,275	$81,242	$0.82
Acquisition, integration and divestiture-related costs	4,063	4,063	2,158	1,905	0.02
Changes in LIFO inventory reserves	(1,631)	(1,631)	(414)	(1,217)	(0.01)
Amortization of acquisition intangibles	24,182	24,182	6,207	17,975	0.18
Restructuring/Asset impairment charges	3,952	3,952	576	3,378	0.03
Gain on divestiture of business and other assets	(85)	(85)	(253)	168	—
Other income, net	—	(2,714)	(694)	(2,020)	(0.02)
Non-operating pension costs	—	3,888	958	2,930	0.03
Net gain from derivatives	(397)	(397)	(100)	(297)	—
Other adjustments	1,389	1,360	4,013	(2,653)	(0.03)
Total adjustments	$31,473	$32,618	$12,451	$20,169	$0.20
Adjusted	$166,819	$135,171	$34,726	$101,411	$1.02
Due to rounding, individual items may not sum appropriately.

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Sonoco Reports Fourth Quarter and Year End 2023 Results - Page 14

	For the three-month period ended December 31, 2022
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$126,918	$94,845	$1,797	$97,204	$0.98
Acquisition, integration and divestiture-related costs	7,555	7,555	2,110	5,445	0.06
Changes in LIFO inventory reserves	3,357	3,357	687	2,670	0.03
Amortization of acquisition intangibles	20,065	20,065	4,888	15,177	0.15
Restructuring/Asset impairment charges	13,553	13,553	3,930	9,238	0.09
Non-operating pension costs	—	2,822	823	1,999	0.02
Net loss from derivatives	11,083	11,083	2,761	8,322	0.08
Other adjustments	1,299	1,299	15,911	(14,614)	(0.14)
Total adjustments	$56,912	$59,734	$31,110	$28,237	$0.29
Adjusted	$183,830	$154,579	$32,907	$125,441	$1.27
Due to rounding, individual items may not sum appropriately.

	For the twelve-month period ended December 31, 2023
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$715,790	$614,832	$149,278	$474,959	$4.80
Acquisition, integration and divestiture-related costs	26,254	26,254	6,407	19,847	0.20
Changes in LIFO inventory reserves	(11,817)	(11,817)	(2,977)	(8,840)	(0.09)
Amortization of acquisition intangibles	87,264	87,264	21,523	65,741	0.66
Restructuring/Asset impairment charges	56,933	56,933	12,920	44,036	0.44
Gain on divestiture of business and other assets	(78,929)	(78,929)	(19,076)	(59,853)	(0.60)
Other income, net	—	(39,657)	(9,624)	(30,033)	(0.30)
Non-operating pension costs	—	14,312	3,547	10,765	0.11
Net gain from derivatives	(1,912)	(1,912)	(482)	(1,430)	(0.01)
Other adjustments	10,142	10,113	5,433	4,680	0.05
Total adjustments	$87,935	$62,561	$17,671	$44,913	$0.46
Adjusted	$803,725	$677,393	$166,949	$519,872	$5.26
Due to rounding, individual items may not sum appropriately.

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Sonoco Reports Fourth Quarter and Year End 2023 Results - Page 15

	For the twelve-month period ended December 31, 2022
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$675,396	$571,282	$118,509	$466,437	$4.72
Acquisition, integration and divestiture-related costs	70,210	70,210	17,640	52,570	0.53
Changes in LIFO inventory reserves	28,445	28,445	7,083	21,362	0.22
Amortization of acquisition intangibles	80,427	80,427	19,554	60,873	0.62
Restructuring/Asset impairment charges	56,910	56,910	11,269	45,542	0.46
Non-operating pension costs	—	7,073	2,007	5,066	0.05
Net loss from derivatives	8,767	8,767	2,183	6,584	0.07
Other adjustments	(290)	(426)	18,515	(18,941)	(0.19)
Total adjustments	$244,469	$251,406	$78,251	$173,056	$1.76
Adjusted	$919,865	$822,688	$196,760	$639,493	$6.48
Due to rounding, individual items may not sum appropriately.

Adjusted EBITDA and Adjusted EBITDA Margin
	Three Months Ended
Dollars in thousands	December 31, 2023	December 31, 2022

Net income attributable to Sonoco	$81,242	$97,204
Adjustments:
Interest expense	35,323	30,420
Interest income	(3,704)	(1,170)
Provision for income taxes	22,275	1,797
Depreciation, depletion, and amortization	91,601	77,729
Non-operating pension costs	3,888	2,822
Net income attributable to noncontrolling interests	588	(99)
Restructuring/Asset impairment charges	3,952	13,553
Changes in LIFO inventory reserves	(1,631)	3,357
Gain from divestiture of business and other assets	(85)	—
Acquisition, integration and divestiture-related costs	4,063	7,555
Other income, net	(2,714)	—
Net (gain)/loss from derivatives	(397)	11,083
Other non-GAAP adjustments	1,389	1,298
Adjusted EBITDA	$235,790	$245,549

Net Sales	$1,635,800	$1,676,022
Net Income Margin	5.0%	5.8%
Adjusted EBITDA Margin	14.4%	14.7%
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Sonoco Reports Fourth Quarter and Year End 2023 Results - Page 16
Segment results, which are reviewed by the Company’s management to evaluate segment performance, do not include the following: restructuring/asset impairment charges; amortization of acquisition intangibles; acquisition, integration, and divestiture-related costs; changes in LIFO inventory reserves; gains/losses from the sale of businesses and other assets; or certain other items, if any, the exclusion of which the Company believes improves the comparability and analysis of the ongoing operating performance of the business. Accordingly, the term “segment operating profit” is defined as the segment’s portion of “operating profit” excluding those items. All other general corporate expenses have been allocated as operating costs to each of the Company’s reportable segments and All Other. Total operating profit is comprised of the sum of segment and All Other operating profit plus certain items that have been allocated to Corporate, including amortization of acquisition intangibles; restructuring/asset impairment charges; changes in LIFO inventory reserves; acquisition, integration and divestiture-related costs; gains/losses from the sale of businesses or other assets; gains/losses on derivatives; and certain other items that were excluded from segment and All Other operating profit.

The Company does not calculate net income by segment; therefore, Segment Adjusted EBITDA is reconciled to the most directly comparable GAAP measure of segment profitability, Segment Operating Profit, which is the measure of segment profit or loss in accordance with Accounting Standards Codification 280 - Segment Reporting, as prescribed by the Financial Accounting Standards Board.

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Three Months Ended December 31, 2023
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$82,979	$61,504	$22,336	$(31,473)	$135,346
Adjustments:
Depreciation, depletion and amortization[1]	33,088	28,278	6,053	24,182	91,601
Equity in earnings of affiliates, net of tax	71	1,481	—	—	1,552
Restructuring/Asset impairment charges[2]	—	—	—	3,952	3,952
Changes in LIFO inventory reserves[3]	—	—	—	(1,631)	(1,631)
Acquisition, integration and divestiture-related costs[4]	—	—	—	4,063	4,063
Gain from divestiture of business and other assets	—	—	—	(85)	(85)
Net gains from derivatives[5]	—	—	—	(397)	(397)
Other non-GAAP adjustments	—	—	—	1,389	1,389
Segment Adjusted EBITDA	$116,138	$91,263	$28,389	$—	$235,790

Net Sales	$855,687	$593,080	$187,033
Segment Operating Profit Margin	9.7%	10.4%	11.9%
Segment Adjusted EBITDA Margin	13.6%	15.4%	15.2%

1 Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $14,215, the Industrial segment of $7,208, and All Other of $2,759.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $(3,733), the Industrial segment of $5,793, and All Other of $1,748.
3 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(1,487) and the Industrial segment of $(144).
4 Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $436 and the Industrial segment of $415.
5 Included in Corporate are net gains on derivatives associated with the Consumer segment of $(63), the Industrial segment of $(244), and All Other of $(90).
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Sonoco Reports Fourth Quarter and Year End 2023 Results - Page 17

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Three Months Ended December 31, 2022
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$85,139	$79,139	$19,551	$(56,911)	$126,918
Adjustments:
Depreciation, depletion, and amortization[1]	28,438	23,003	6,223	20,065	77,729
Equity in earnings of affiliates, net of tax	117	3,939	—	—	4,056
Restructuring/Asset impairment charges[2]	—	—	—	13,553	13,553
Changes in LIFO inventory reserves[3]	—	—	—	3,357	3,357
Acquisition, integration and divestiture-related costs[4]	—	—	—	7,555	7,555
Net losses from derivatives[5]	—	—	—	11,083	11,083
Other non-GAAP adjustments	—	—	—	1,298	1,298
Segment Adjusted EBITDA	$113,694	$106,081	$25,774	$—	$245,549

Net Sales	$879,326	$596,582	$200,114
Segment Operating Profit Margin	9.7%	13.3%	9.8%
Segment Adjusted EBITDA Margin	12.9%	17.8%	12.9%

1 Included in Corporate is amortization of acquisition intangibles associated with the Consumer segment of $14,151, the Industrial segment of $1,956, and All Other of $3,958.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $3,969, the Industrial segment of $7,674, and All Other of $18.
3 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $4,164 and the Industrial segment of $(807).
4 Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $652 and the Industrial segment of $19.
5 Included in Corporate are net losses on derivatives associated with the Consumer segment of $1,577, the Industrial segment of $7,266, and All Other of $2,241.

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Sonoco Reports Fourth Quarter and Year End 2023 Results - Page 18

Adjusted EBITDA and Adjusted EBITDA Margin
	Twelve Months Ended
Dollars in thousands	December 31, 2023	December 31, 2022

Net income attributable to Sonoco	$474,959	$466,437
Adjustments:
Interest expense	136,686	101,662
Interest income	(10,383)	(4,621)
Provision for income taxes	149,278	118,509
Depreciation, depletion, and amortization	340,988	308,824
Non-operating pension costs	14,312	7,073
Net income attributable to noncontrolling interests	942	543
Restructuring/Asset impairment charges	56,933	56,910
Changes in LIFO inventory reserves	(11,817)	28,445
Gain from divestiture of business and other assets	(78,929)	—
Acquisition, integration and divestiture-related costs	26,254	70,210
Other income, net	(39,657)	—
Net (gain)/loss from derivatives	(1,912)	8,767
Other non-GAAP adjustments	10,142	(290)
Adjusted EBITDA	$1,067,796	$1,162,469

Net Sales	$6,781,292	$7,250,552
Net Income Margin	7.0%	6.4%
Adjusted EBITDA Margin	15.7%	16.0%

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Sonoco Reports Fourth Quarter and Year End 2023 Results - Page 19
The following tables reconcile Segment and Total Operating Profit, the most directly comparable GAAP measure of profitability, to Segment Adjusted EBITDA.

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Twelve Months Ended December 31, 2023
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$382,063	$317,917	$103,745	$(87,935)	$715,790
Adjustments:
Depreciation, depletion and amortization[1]	124,483	104,722	24,519	87,264	340,988
Equity in earnings of affiliates, net of tax	564	9,783	—	—	10,347
Restructuring/Asset impairment charges[2]	—	—	—	56,933	56,933
Changes in LIFO inventory reserves[3]	—	—	—	(11,817)	(11,817)
Acquisition, integration and divestiture-related costs[4]	—	—	—	26,254	26,254
Gains from divestiture of business and other assets[5]	—	—	—	(78,929)	(78,929)
Net gains from derivatives[6]	—	—	—	(1,912)	(1,912)
Other non-GAAP adjustments[7]	—	—	—	10,142	10,142
Segment Adjusted EBITDA	$507,110	$432,422	$128,264	$—	$1,067,796

Net Sales	$3,626,977	$2,374,113	$780,202
Segment Operating Profit Margin	10.5%	13.4%	13.3%
Segment Adjusted EBITDA Margin	14.0%	18.2%	16.4%

1 Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $57,044, the Industrial segment of $16,121, and All Other of $14,099.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $8,059, the Industrial segment of $38,754, and All Other of $7,623.
3 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(10,915) and the Industrial segment of $(902).
4 Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $1,738 and the Industrial segment of $5,810.
5 Included in Corporate are gains from the sale of the Company’s timberland properties in the amount of $(60,945), the sale of its S3 business of in the amount of $(11,065), and the sale of its BulkSak businesses of $(6,919), all of which are associated with the Industrial segment.
6 Included in Corporate are gains on derivatives associated with the Consumer segment of $(257), the Industrial segment of $(1,290), and All Other of $(365).
7 Included in Corporate are other non-GAAP adjustments associated with the Industrial Paper Packaging segment of $3,762 and the All Other group of businesses of $3,249.

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Sonoco Reports Fourth Quarter and Year End 2023 Results - Page 20

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Twelve Months Ended December 31, 2022
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$526,028	$327,859	$65,978	$(244,469)	$675,396
Adjustments:
Depreciation, depletion, and amortization[1]	111,599	91,944	24,854	80,427	308,824
Equity in earnings of affiliates, net of tax	485	13,722	—	—	14,207
Restructuring/Asset impairment charges[2]	—	—	—	56,910	56,910
Changes in LIFO inventory reserves[3]	—	—	—	28,445	28,445
Acquisition, integration and divestiture-related costs[4]	—	—	—	70,210	70,210
Net losses from derivatives[5]	—	—	—	8,767	8,767
Other non-GAAP adjustments	—	—	—	(290)	(290)
Segment Adjusted EBITDA	$638,112	$433,525	$90,832	$—	$1,162,469

Net Sales	$3,767,956	$2,684,563	$798,033
Segment Operating Profit Margin	14.0%	12.2%	8.3%
Segment Adjusted EBITDA Margin	16.9%	16.1%	11.4%

1 Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $55,089, the Industrial segment of $8,053, and All Other of $17,285.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $13,865, the Industrial segment of $24,745, and All Other of $(229).
3 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $26,753 and the Industrial segment of $1,692.
4 Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $38,690 and the Industrial segment of $1,885.
5 Included in Corporate are net losses on derivatives associated with the Consumer segment of $1,230, the Industrial segment of $5,789, and All Other of $1,748.
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Sonoco Reports Fourth Quarter and Year End 2023 Results - Page 21

Free Cash Flow
The Company uses the non-GAAP financial measure of “Free Cash Flow,” which it defines as cash flow from operations minus net capital expenditures. Net capital expenditures are defined as capital expenditures minus proceeds from the disposition of capital assets. Free Cash Flow may not represent the amount of cash flow available for general discretionary use because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations.

	Twelve Months Ended
FREE CASH FLOW	December 31, 2023	December 31, 2022

Net cash provided by operating activities	$882,918	$509,049
Purchase of property, plant and equipment, net	(282,738)	(319,148)
Free Cash Flow	$600,180	$189,901

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